Exhibit 99

Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

TAUBMAN CENTERS, INC. ISSUES FOURTH QUARTER AND FULL YEAR 2017 RESULTS AND INTRODUCES 2018 GUIDANCE

–	Mall Tenant Sales Per Square Foot Up 3.2 Percent for the Quarter, Sixth Consecutive Quarter of Positive Sales Growth

–	Industry-leading Sales Per Square Foot $810, Up 2.3 Percent for the Year

–	Occupancy and Average Rent Per Square Foot Up

–	Nordstrom Joining Country Club Plaza Lineup

BLOOMFIELD HILLS, Mich., Feb. 8, 2018 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the quarter and full year periods ended December 31, 2017.

	December 31, 2017 Three Months Ended	December 31, 2016 Three Months Ended	December 31, 2017 Year Ended	December 31, 2016 Year Ended
Net income attributable to common shareowners, diluted (in thousands) Growth rate	$20,291 (30.9)%	$29,361	$55,381 (48.5)%	$107,615
Net income attributable to common shareowners (EPS) per diluted common share Growth rate	$0.33 (31.3)%	$0.48	$0.91 (48.6)%	$1.77
Funds from Operations (FFO) per diluted common share Growth rate	$1.02 (7.3)%	$1.10	$3.51 (10.2)%	$3.91
Adjusted Funds from Operations (Adjusted FFO) per diluted common share Growth rate	$1.03 (1) 2.0%	$1.01 (2)	$3.70 (1) 3.4%	$3.58 (2)
(1) Adjusted FFO for the three months and year ended December 31, 2017 excludes a restructuring charge, costs associated with shareowner activism, and a gain recognized upon the conversion of the company’s remaining investment in Simon Property Group Limited Partnership units (SPG LP Units) to common shares of SPG. Adjusted FFO for the year ended December 31, 2017 also excludes a charge recognized in connection with the partial write-off of deferred financing costs related to an amendment of the company's primary line of credit in February 2017.
(2) Adjusted FFO for the three months and year ended December 31, 2016 excludes costs associated with shareowner activism and a gain, net of tax, recognized upon the conversion of a portion of the company’s investment in SPG LP Units to common shares of SPG. Adjusted FFO for the year ended December 31, 2016 also excludes a one-time payment the company received in the second quarter due to the termination of the company’s leasing services agreement at The Shops at Crystals (Las Vegas, Nev.).

“Notwithstanding a very challenging retail environment, we saw growth in nearly all our key metrics in 2017,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “Adjusted FFO, sales, occupancy and average rent were up, and total NOI increased over 10 percent, primarily due to the growth of our newest assets in the U.S. and Asia. We continue to execute on our promise to deliver growth and value to shareholders.”

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Operating Statistics

For the year, comparable center NOI was up 1.7 percent (up 0.7 percent excluding lease cancellation income). For the fourth quarter, comparable center NOI was up 0.1 percent (up 0.5 percent excluding lease cancellation income). Comparable center NOI for the year and the quarter benefited from favorable net recoveries and other income. Higher bad debt expense impacted the year-to-date and quarterly comparable center NOI by 0.8 percent and 1.4 percent, respectively.

Comparable center mall tenant sales per square foot were $810 for 2017, an increase of 2.3 percent from 2016. The fourth quarter of 2017 was up 3.2 percent. “This marked our sixth consecutive quarter of positive sales growth, and Holiday sales were especially encouraging,” said Mr. Taubman.

Ending occupancy in comparable centers was 95 percent at year-end, up 0.3 percent from 94.7 percent on December 31, 2016. Ending occupancy in all centers was 94.8 percent, up 0.9 percent from last year.

Leased space in comparable centers was 96 percent at year-end, essentially flat compared to December 31, 2016. Leased space in all centers was 95.9 percent, up 0.3 percent from last year.

For the year, average rent per square foot in comparable centers was $61.66, up 1 percent from $61.07 in 2016. For the fourth quarter, average rent per square foot in comparable centers was $61.35, up 0.6 percent from $60.97 last year.

The trailing 12-month releasing spread per square foot for the period ended December 31, 2017 was 5 percent. This spread was impacted, for the third quarter in a row, by a small number of spaces that opened in early 2017. These spaces have an average lease term of less than two-and-a-half years. Without these leases, the spread was nearly 15 percent.

“As the retail environment continues to stabilize, we’re seeing very good demand for space in our centers,” said Mr. Taubman. “Occupancy, rent, and sales are all at, or near, all-time highs.”

2017 Milestones, Events and Financing Activities

During 2017, the company:

•
Amended and restated the company’s primary revolving line of credit, which included a new, unsecured, $300 million term loan and an extension of the $1.1 billion revolving credit facility to February 2021, with two six-month extension options. Both the term loan and the revolving line of credit facility bear interest at a range based on the company’s total leverage ratio. See Taubman Centers Announces the Amendment and Restatement of $1.1 Billion Line of Credit Including Additional $300 Million Unsecured Term Loan - February 7, 2017.

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•	Increased the regular quarterly dividend by 5 percent to $0.625 per share of common stock. See Taubman Centers Increases Quarterly Common Dividend 5 Percent to $0.625 Per Share - March 2, 2017.

•
Celebrated the opening of CityOn.Zhengzhou in Zhengzhou, China, 100 percent leased with nearly 200 retailers, restaurants and entertainment venues. The center was jointly developed by Taubman Asia and Wangfujing Group Co., Ltd. See The New CityOn.Zhengzhou Shopping Center Opened to Capacity Crowds Today in Henan Province - March 16, 2017.

•	Repaid the $302 million construction loan on The Mall of San Juan (San Juan, Puerto Rico) - March 16, 2017.

•	Sold the company’s 50 percent owned Valencia Place office tower located within the Country Club Plaza (Kansas City, Mo.) for a net value of $37.6 million at the company’s share - March 17, 2017.

•
In September was impacted by Hurricane Irma in Florida and Hurricane Maria in Puerto Rico. The company’s five centers in Florida sustained minimal damage, but were closed between four and 11 days. The Mall of San Juan was closed for approximately one month. The center’s performance will continue to be impacted for the foreseeable future.

•
Announced the appointments of Mayree C. Clark and Michael J. Embler to the company’s Board of Directors, and declassification of the Board by the 2020 annual meeting of shareholders. See Taubman Appoints Two New Independent Directors and Announces Other Governance Enhancements - November 9, 2017.

•
Underwent a restructuring of its workforce and reorganization of various functions in response to the completion of another major development cycle and in order to create operational efficiencies. During the three months and year ended December 31, 2017, the company incurred $9.8 million and $13.8 million, respectively, of expenses related to the restructuring.

Nordstrom Joining Country Club Plaza Lineup

Last week, Nordstrom, Inc., announced it is opening a new, state-of-the-art, approximately 116,000-square-foot store at Country Club Plaza, the company’s joint venture in Kansas City, Missouri. The new store is expected to open in 2021. See Nordstrom Announces Relocation of Oak Park Mall Store to Country Club Plaza - February 2, 2018.

2018 Guidance

The company is introducing guidance for 2018. Net income attributable to common shareholders (EPS) for the year is expected to be in the range of $1.15 to $1.39.

The company expects FFO per diluted common share to be in the range of $3.72 to $3.86. This guidance does not reflect any future costs that may be incurred related to shareowner activism.

This guidance assumes comparable center NOI growth of 2 to 3 percent for the year.

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Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investors.” This includes the following:

•	Earnings Press Release

•	Company Overview

•	Operational Statistics

•	Summary of Key Guidance Measures

•	Income Statements

•	Changes in Funds from Operations and Earnings Per Common Share

•	Balance Sheet Information

•	Debt Summary

•	Capital Spending

•	Owned Centers

•	Redevelopments

•	Anchors & Major Tenants in Owned Portfolio

•	Components of Other Income, Other Operating Expense, and Nonoperating Income, Net

•	Earnings Reconciliations

•	Operating Statistics Glossary

Investor Conference Call

The company will host a conference call at 10:00 a.m. EST on Friday, February 9 to discuss these results, business conditions and the company’s outlook for 2018. The conference call will be simulcast at www.taubman.com. An online replay will follow shortly after the call and continue for approximately 90 days. Shareholders and interested parties may also listen to a live broadcast of the conference call by dialing 1-866-820-1712 or 1-973-638-3468 and using reservation code 5997197.
About Taubman
Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 27 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

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This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Forward-looking statements can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks, uncertainties and other factors. Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; challenges with department stores; changes in consumer shopping behavior; the liquidity of real estate investments; the company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; competitors gaining economies of scale through M&A and consolidation activity; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the company’s information technology, infrastructure or personal data; costs associated with response to technology breaches; the loss of key management personnel; shareholder activism costs and related diversion of management time; terrorist activities; maintaining the company’s status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on the company’s operations; and changes in global, national, regional and/or local economic and geopolitical climates. You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

CONTACTS:
Ryan Hurren, Taubman, Director, Investor Relations, 248-258-7232
rhurren@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com

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TAUBMAN CENTERS, INC.
Table 1 - Income Statement
For the Three Months Ended December 31, 2017 and 2016
(in thousands of dollars)
	2017		2016
	CONSOLIDATED	UNCONSOLIDATED	CONSOLIDATED	UNCONSOLIDATED
	BUSINESSES	JOINT VENTURES (1)	BUSINESSES	JOINT VENTURES (1)
REVENUES:
Minimum rents	89,980	92,794	87,252	90,580
Overage rents	9,569	8,758	10,060	7,193
Expense recoveries	57,240	48,240	55,176	50,393
Management, leasing, and development services	944		1,736
Other	14,451	7,028	11,967	9,405
Total revenues	172,184	156,820	166,191	157,571

EXPENSES:
Maintenance, taxes, utilities, and promotion	45,510	42,479	46,598	44,212
Other operating	29,157	10,504	21,012	13,458
Management, leasing, and development services	459		1,008
General and administrative	9,369		13,405
Restructuring charge	9,785
Costs associated with shareowner activism	2,500		3,000
Interest expense	28,498	33,141	24,440	30,304
Depreciation and amortization	44,848	33,274	38,040	34,022
Total expenses	170,126	119,398	147,503	121,996

Nonoperating income, net (2)	15,481	459	14,212	144
	17,539	37,881	32,900	35,719
Income tax benefit (expense) (2)	270	(1,338)	(1,928)	(413)
		36,543		35,306
Equity in income of Unconsolidated Joint Ventures	20,275		19,922
Net income	38,084		50,894
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(2,496)		(2,292)
Noncontrolling share of income of TRG	(8,975)		(12,998)
Distributions to participating securities of TRG	(577)		(544)
Preferred stock dividends	(5,785)		(5,785)
Net income attributable to Taubman Centers, Inc. common shareowners	20,251		29,275

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	90,885	104,296	95,380	100,045
EBITDA - outside partners' share	(7,435)	(49,274)	(7,093)	(47,138)
Beneficial interest in EBITDA	83,450	55,022	88,287	52,907
Beneficial interest expense	(25,494)	(17,079)	(21,495)	(15,665)
Beneficial income tax benefit (expense) - TRG and TCO	317	(554)	(1,898)	(307)
Beneficial income tax (benefit) expense - TCO	(28)		465
Non-real estate depreciation	(1,229)		(591)
Preferred dividends and distributions	(5,785)		(5,785)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	51,231	37,389	58,983	36,935

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries, and ground rent expense at TRG%	828	705	1,420	303
Country Club Plaza purchase accounting adjustments - minimum rents increase at TRG%		39		27
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	44		56

(1) With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.

(2) During the three months ended December 31, 2017 the Company recognized an $11.6 million gain upon the conversion of the Company's remaining investment in SPG LP Units to common shares of SPG. During the three months ended December 31, 2016, the Company recognized an $11.1 million gain and $0.5 million of income tax expense upon the conversion of a portion of the Company's investment in SPG LP Units to common shares of SPG.

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TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Year Ended December 31, 2017 and 2016
(in thousands of dollars)
	2017		2016
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	345,557	344,613	333,325	281,892
Overage rents	16,923	25,393	20,020	13,220
Expense recoveries	211,625	186,161	202,467	162,652
Management, leasing, and development services (2)	4,383		28,059
Other	50,677	29,872	28,686	19,152
Total revenues	629,165	586,039	612,557	476,916

EXPENSES:
Maintenance, taxes, utilities, and promotion	167,091	158,437	156,506	130,971
Other operating	94,513	45,371	78,794	28,384
Management, leasing, and development services	2,157		4,042
General and administrative	39,018		48,056
Restructuring charge	13,848
Costs associated with shareowner activism	14,500		3,000
Interest expense	108,572	130,339	86,285	103,185
Depreciation and amortization	167,806	130,537	138,139	97,859
Total expenses	607,505	464,684	514,822	360,399

Nonoperating income, net (3)	23,828	3,010	22,927	656
	45,488	124,365	120,662	117,173
Income tax expense (3)	(105)	(5,837)	(2,212)	(728)
		118,528
Gain on disposition, net of tax (4)		3,713
		122,241		116,445
Equity in income of Unconsolidated Joint Ventures	67,374		69,701
Net income	112,757		188,151
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(6,775)		(8,105)
Noncontrolling share of income of TRG	(25,277)		(47,433)
Distributions to participating securities of TRG	(2,300)		(2,117)
Preferred stock dividends	(23,138)		(23,138)
Net income attributable to Taubman Centers, Inc. common shareowners	55,267		107,358

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	321,866	389,685	345,086	318,217
EBITDA - outside partners' share	(26,315)	(184,539)	(24,329)	(140,208)
Beneficial interest in EBITDA	295,551	205,146	320,757	178,009
Beneficial share of gain on disposition (4)		(2,814)
Beneficial interest expense	(96,630)	(67,283)	(75,954)	(54,674)
Beneficial income tax benefit (expense) - TRG and TCO	29	(2,825)	(2,163)	(622)
Beneficial income tax (benefit) expense - TCO	(315)		446
Non-real estate depreciation	(3,596)		(2,472)
Preferred dividends and distributions	(23,138)		(23,138)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	171,901	132,224	217,476	122,713

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries, and ground rent expense at TRG%	1,261	1,932	2,311	2,316
Country Club Plaza purchase accounting adjustments - minimum rents increase at TRG%		34		109
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	174		223

(1) With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.

(2) The 2016 amount includes the $21.7 million lump sum payment received in May 2016 for the termination of the Company's third party leasing agreement at Crystals due to a change in ownership in the center.

(3) During the year ended December 31, 2017, the Company recognized an $11.6 million gain upon the conversion of the Company's remaining investment in SPG LP Units to common shares of SPG. During the year ended December 31, 2016, the Company recognized an $11.1 million gain and $0.5 million of income tax expense upon the conversion of a portion of the Company's investment in SPG LP Units to common shares of SPG.

(4) During the year ended December 31, 2017, the joint venture that owns the Valencia Place office tower at Country Club Plaza recognized a $4.4 million gain ($2.8 million at TRG's share) and $0.7 million of income tax expense ($0.7 million at TRG's share) in connection with the sale of the office tower.

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TAUBMAN CENTERS, INC.
Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP operating measures, including EBITDA, beneficial interest in EBITDA, Net Operating Income, and Funds from Operations. These measures are reconciled to the most comparable GAAP measures. Additional information as to the use of these measures are as follows.

EBITDA represents earnings before interest, income taxes, and depreciation and amortization of the Operating Partnership's consolidated and unconsolidated businesses. Beneficial interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes EBITDA and beneficial interest in EBITDA provide useful indicators of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented, excluding centers impacted by significant redevelopment activity. In addition, The Mall of San Juan has been excluded from “comparable center” statistics as a result of Hurricane Maria and the expectation that the center’s performance will be impacted for the foreseeable future.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties and impairment writedowns of depreciable real estate, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation.

The Company may also present adjusted versions of NOI, beneficial interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. The Company believes the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods. For the three months and year ended December 31, 2017, FFO and EBITDA were adjusted to exclude a restructuring charge, costs incurred associated with shareowner activism, and a gain recognized upon the conversion of the Company's remaining investment in SPG LP Units to common shares of SPG. For the year ended December 31, 2017, FFO was also adjusted for a charge recognized in connection with the partial write-off of deferred financing costs related to an amendment of the Company's primary unsecured revolving line of credit in February 2017. For the year ended December 31, 2017, EBITDA was also adjusted to exclude a gain recognized in connection with the sale of the Valencia Place office tower at Country Club Plaza. For the three months and year ended December 31, 2016, FFO and EBITDA were adjusted to exclude costs incurred associated with shareowner activism and a gain, net of tax recognized upon the conversion of a portion of the Company's investment in SPG LP Units to common shares of SPG. For the year ended December 31, 2016, FFO and EBITDA were also adjusted to exclude the lump sum payment received in May 2016 for the termination of the Company's third party leasing agreement at The Shops at Crystals (Crystals) due to a change in ownership of the center.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of the Company's operating performance. Additionally, these measures do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

The Company provides its beneficial interest in certain financial information of its Unconsolidated Joint Ventures. This beneficial information is derived as the Company’s ownership interest in the investee multiplied by the specific financial statement item being presented. Investors are cautioned that deriving the Company’s beneficial interest in this manner may not accurately depict the legal and economic implications of holding a non-controlling interest in the investee.

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TAUBMAN CENTERS, INC.
Table 3 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds From Operations and Adjusted Funds From Operations
For the Three Months Ended December 31, 2017 and 2016
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2017			2016
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - basic	20,251	60,737,750	0.33	29,275	60,427,603	0.48

Add impact of share-based compensation	40	367,344		86	565,777

Net income attributable to TCO common shareowners - diluted	20,291	61,105,094	0.33	29,361	60,993,380	0.48

Add depreciation of TCO's additional basis	1,617		0.03	1,617		0.03
Add (less) TCO's additional income tax (benefit) expense	(28)		(0.00)	465		0.01

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax (benefit) expense	21,880	61,105,094	0.36	31,443	60,993,380	0.52

Add noncontrolling share of income of TRG	8,975	24,955,434		12,998	25,046,278
Add distributions to participating securities of TRG	577	871,262		544	871,262

Net income attributable to partnership unitholders
and participating securities of TRG	31,432	86,931,790	0.36	44,985	86,910,920	0.52

Add (less) depreciation and amortization:
Consolidated businesses at 100%	44,848		0.52	38,040		0.44
Depreciation of TCO's additional basis	(1,617)		(0.02)	(1,617)		(0.02)
Noncontrolling partners in consolidated joint ventures	(1,888)		(0.02)	(1,826)		(0.02)
Share of Unconsolidated Joint Ventures	17,114		0.20	17,013		0.20
Non-real estate depreciation	(1,229)		(0.01)	(591)		(0.01)

Less impact of share-based compensation	(40)		(0.00)	(86)		(0.00)

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	88,620	86,931,790	1.02	95,918	86,910,920	1.10

TCO's average ownership percentage of TRG - basic (1)	70.9%			70.7%

Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax benefit (expense) (1)	62,812		1.02	67,811		1.10

Add (less) TCO's additional income tax benefit (expense)	28		0.00	(465)		(0.01)

Funds from Operations attributable to TCO's common shareowners (1)	62,840		1.02	67,346		1.10

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	88,620	86,931,790	1.02	95,918	86,910,920	1.10

Restructuring charge	9,785		0.10
Costs associated with shareowner activism	2,500		0.03	3,000		0.03
Gains on SPG common stock conversions	(11,613)		(0.13)	(11,069)		(0.13)
Adjusted Funds from Operations attributable to partnership unitholders
and participating securities of TRG	89,292	86,931,790	1.03	87,849	86,910,920	1.01

TCO's average ownership percentage of TRG - basic (2)	70.9%			70.7%
Adjusted Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax benefit (2)	63,289		1.03	62,107		1.01

Add TCO's additional income tax benefit				1		0.00

Adjusted Funds from Operations attributable to TCO's common shareowners (2)	63,289		1.03	62,108		1.01

(1) For the three months ended December 31, 2017, Funds from Operations attributable to TCO's common shareowners was $61,946 using TCO's diluted average ownership percentage of TRG of 69.9%. For the three months ended December 31, 2016, Funds from Operations attributable to TCO's common shareowners was $66,225 using TCO's diluted average ownership percentage of TRG of 69.5%.

(2) For the three months ended December 31, 2017, Adjusted Funds from Operations attributable to TCO's common shareowners was $62,387 using TCO's diluted average ownership percentage of TRG of 69.9%. For the three months ended December 31, 2016, Adjusted Funds from Operations attributable to TCO's common shareowners was $61,081 using TCO's diluted average ownership percentage of TRG of 69.5%.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Year Ended December 31, 2017 and 2016
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2017			2016
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - basic	55,267	60,675,129	0.91	107,358	60,363,416	1.78

Add impact of share-based compensation	114	365,366		257	466,139

Net income attributable to TCO common shareowners - diluted	55,381	61,040,495	0.91	107,615	60,829,555	1.77

Add depreciation of TCO's additional basis	6,468		0.11	6,468		0.11
Add (less) TCO's additional income tax (benefit) expense	(315)		(0.01)	446		0.01

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax (benefit) expense	61,534	61,040,495	1.02	114,529	60,829,555	1.88

Add noncontrolling share of income of TRG	25,277	24,965,157		47,433	25,055,654
Add distributions to participating securities of TRG	2,300	871,262		2,117	871,262

Net income attributable to partnership unitholders
and participating securities of TRG	89,111	86,876,914	1.03	164,079	86,756,471	1.89

Add (less) depreciation and amortization:
Consolidated businesses at 100%	167,806		1.93	138,139		1.59
Depreciation of TCO's additional basis	(6,468)		(0.07)	(6,468)		(0.07)
Noncontrolling partners in consolidated joint ventures	(7,464)		(0.09)	(5,844)		(0.07)
Share of Unconsolidated Joint Ventures	66,933		0.77	53,012		0.61
Non-real estate depreciation	(3,596)		(0.04)	(2,472)		(0.03)

Less beneficial gain on disposition, net of tax	(2,083)		(0.02)
Less impact of share-based compensation	(114)		(0.00)	(257)		(0.00)

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	304,125	86,876,914	3.50	340,189	86,756,471	3.92

TCO's average ownership percentage of TRG - basic (1)	70.8%			70.7%

Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax benefit (expense) (1)	215,471		3.50	240,409		3.92

Add (less) TCO's additional income tax benefit (expense)	315		0.00	(446)		(0.01)

Funds from Operations attributable to TCO's common shareowners (1)	215,786		3.51	239,963		3.91

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	304,125	86,876,914	3.50	340,189	86,756,471	3.92

Restructuring charge	13,848		0.16
Costs associated with shareowner activism	14,500		0.17	3,000		0.03
Partial write-off of deferred financing costs	413		0.00
Gains on SPG common stock conversions	(11,613)		(0.13)	(11,069)		(0.13)
Crystals lump sum payment for termination of leasing agreement				(21,702)		(0.25)
Adjusted Funds from Operations attributable to partnership unitholders
and participating securities of TRG	321,273	86,876,914	3.70	310,418	86,756,471	3.58

TCO's average ownership percentage of TRG - basic (2)	70.8%			70.7%
Adjusted Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax benefit (2)	227,619		3.70	219,370		3.58

Add TCO's additional income tax benefit				20		0.00

Adjusted Funds from Operations attributable to TCO's common shareowners (2)	227,619		3.70	219,390		3.58

(1) For the year ended December 31, 2017, Funds from Operations attributable to TCO's common shareowners was $212,715 using TCO's diluted average ownership percentage of TRG of 69.8%. For the year ended December 31, 2016, Funds from Operations attributable to TCO's common shareowners was $236,257 using TCO's diluted average ownership percentage of TRG of 69.6%.

(2) For the year ended December 31, 2017, Adjusted Funds from Operations attributable to TCO's common shareowners was $224,374 using TCO's diluted average ownership percentage of TRG of 69.8%. For the year ended December 31, 2016, Adjusted Funds from Operations attributable to TCO's common shareowners was $215,994 using TCO's diluted average ownership percentage of TRG of 69.6%.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income to Beneficial Interest in EBITDA and Adjusted Beneficial Interest in EBITDA
For the Periods Ended December 31, 2017 and 2016
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2017	2016	2017	2016
Net income	38,084	50,894	112,757	188,151

Add (less) depreciation and amortization:
Consolidated businesses at 100%	44,848	38,040	167,806	138,139
Noncontrolling partners in consolidated joint ventures	(1,888)	(1,826)	(7,464)	(5,844)
Share of Unconsolidated Joint Ventures	17,114	17,013	66,933	53,012

Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	28,498	24,440	108,572	86,285
Noncontrolling partners in consolidated joint ventures	(3,004)	(2,945)	(11,942)	(10,331)
Share of Unconsolidated Joint Ventures	17,079	15,665	67,283	54,674
Income tax expense (benefit):
Consolidated businesses at 100%	(270)	1,462	105	1,746
Noncontrolling partners in consolidated joint ventures	(47)	(30)	(134)	(49)
Share of Unconsolidated Joint Ventures	554	307	2,825	622
Income tax expense on SPG common stock conversion		466		466
Share of income tax expense on disposition			731

Less noncontrolling share of income of consolidated joint ventures	(2,496)	(2,292)	(6,775)	(8,105)

Beneficial interest in EBITDA	138,472	141,194	500,697	498,766

TCO's average ownership percentage of TRG - basic	70.9%	70.7%	70.8%	70.7%

Beneficial interest in EBITDA attributable to TCO	98,146	99,814	354,740	352,465

Beneficial interest in EBITDA	138,472	141,194	500,697	498,766

Add (less):
Restructuring charge	9,785		13,848
Costs associated with shareowner activism	2,500	3,000	14,500	3,000
Beneficial share of gain on disposition			(2,814)
Gains on SPG common stock conversions	(11,613)	(11,069)	(11,613)	(11,069)
Crystals lump sum payment for termination of leasing agreement				(21,702)

Adjusted Beneficial interest in EBITDA	139,144	133,125	514,618	468,995

TCO's average ownership percentage of TRG - basic	70.9%	70.7%	70.8%	70.7%

Adjusted Beneficial interest in EBITDA attributable to TCO	98,623	94,116	364,603	331,434

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 6 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Periods Ended December 31, 2017, 2016, and 2015
(in thousands of dollars)
	Three Months Ended				Three Months Ended				Year Ended				Year Ended
	2017		2016		2016		2015		2017		2016		2016		2015
Net income	38,084		50,894		50,894		46,595		112,757		188,151		188,151		192,557

Add (less) depreciation and amortization:
Consolidated businesses at 100%	44,848		38,040		38,040		28,780		167,806		138,139		138,139		106,355
Noncontrolling partners in consolidated joint ventures	(1,888)		(1,826)		(1,826)		(1,085)		(7,464)		(5,844)		(5,844)		(3,681)
Share of Unconsolidated Joint Ventures	17,114		17,013		17,013		9,133		66,933		53,012		53,012		34,361

Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	28,498		24,440		24,440		18,590		108,572		86,285		86,285		63,041
Noncontrolling partners in consolidated joint ventures	(3,004)		(2,945)		(2,945)		(1,871)		(11,942)		(10,331)		(10,331)		(6,965)
Share of Unconsolidated Joint Ventures	17,079		15,665		15,665		11,365		67,283		54,674		54,674		45,564
Income tax expense (benefit):
Consolidated businesses at 100%	(270)		1,462		1,462		138		105		1,746		1,746		2,248
Noncontrolling partners in consolidated joint ventures	(47)		(30)		(30)				(134)		(49)		(49)
Share of Unconsolidated Joint Ventures	554		307		307				2,825		622		622
Income tax expense on SPG common stock conversion			466		466						466		466
Share of income tax expense on disposition									731
Reduction of income tax expense on dispositions of International Plaza, Arizona Mills, and Oyster Bay															(437)

Less noncontrolling share of income of consolidated joint ventures	(2,496)		(2,292)		(2,292)		(3,179)		(6,775)		(8,105)		(8,105)		(11,222)

Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	7,435		7,093		7,093		6,135		26,315		24,329		24,329		21,868
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	49,274		47,138		47,138		32,969		184,539		140,208		140,208		116,024
Add beneficial interest in UJV impairment charge - Miami Worldcenter							11,754								11,754
EBITDA at 100%	195,181		195,425		195,425		159,324		711,551		663,303		663,303		571,467

Add (less) items excluded from shopping center NOI:
General and administrative expenses	9,369		13,405		13,405		13,132		39,018		48,056		48,056		45,727
Management, leasing, and development services, net	(485)		(728)		(728)		(1,697)		(2,226)		(24,017)	(1)	(24,017)	(1)	(7,263)
Restructuring charge	9,785								13,848
Costs associated with shareowner activism	2,500		3,000		3,000				14,500		3,000		3,000
Straight-line of rents	(2,861)		(1,908)		(1,908)		(1,417)		(7,698)		(7,620)		(7,620)		(5,211)
Gains on SPG common stock conversions	(11,613)		(11,069)		(11,069)				(11,613)		(11,069)		(11,069)
Insurance recoveries - The Mall of San Juan	(1,101)								(1,101)
Gain on disposition									(4,445)
Gains on sales of peripheral land									(2,613)		(1,828)		(1,828)
Dividend income	(1,091)		(974)		(974)		(944)		(4,219)		(3,836)		(3,836)		(3,570)
Interest income	(2,202)		(2,309)		(2,309)		(403)		(7,251)		(6,488)		(6,488)		(1,999)
Other nonoperating expense (income)	67		(4)		(4)		(192)		(41)		(362)		(362)		314
Unallocated operating expenses and other	12,443		12,574		12,574		12,319		39,256		44,576		44,576		36,651

NOI at 100% - total portfolio	209,992		207,412		207,412		180,122		776,966		703,715		703,715		636,116

Less NOI of non-comparable centers	(40,408)	(2)	(37,984)	(3)	(37,984)	(3)	(11,238)	(4)	(152,970)	(2)	(90,229)	(3)	(90,229)	(3)	(42,862)	(4)

NOI at 100% - comparable centers	169,584		169,428		169,428		168,884		623,996		613,486		613,486		593,254

NOI - growth %	0.1%				0.3%				1.7%				3.4%

NOI at 100% - comparable centers	169,584		169,428		169,428		168,884		623,996		613,486		613,486		593,254

Lease cancellation income	(2,699)		(3,325)		(3,325)		(2,667)		(12,669)		(6,200)		(6,200)		(8,865)

NOI at 100% - comparable centers excluding lease cancellation income	166,885		166,103		166,103		166,217		611,327		607,286		607,286		584,389

NOI at 100% excluding lease cancellation income - growth %	0.5%				(0.1)%				0.7%				3.9%

(1)
Amount includes the lump sum payment of $21.7 million received in May 2016 in connection with the termination of the Company's third party leasing agreement at Crystals due to a change in ownership of the center.

(2)	Includes Beverly Center, CityOn.Xi'an, CityOn.Zhengzhou, Country Club Plaza, International Market Place, The Mall of San Juan, and Starfield Hanam.
(3)
Includes Beverly Center, CityOn.Xi'an, Country Club Plaza, International Market Place, The Mall of San Juan, Starfield Hanam, and certain post-closing adjustments relating to the portfolio of centers sold to Starwood.

(4)	Includes Beverly Center and The Mall of San Juan.

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 7 - Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for the Year Ended
	December 31, 2018 (1)

Funds from Operations per common share	3.72	3.86

Real estate depreciation - TRG	(2.43)	(2.33)

Distributions to participating securities of TRG	(0.03)	(0.03)

Depreciation of TCO's additional basis in TRG	(0.11)	(0.11)

Net income attributable to common shareowners, per common share (EPS)	1.15	1.39

(1)	This guidance does not reflect any future costs that may be incurred related to shareowner activism.